[EXHIBIT 1.1]


                                 [TRUST 190_-_]

                        $_____________ ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)


                             UNDERWRITING AGREEMENT

                                                      _____ __, 199_




[Name and Address of Underwriter]

Dear Sirs:

     Trans-World Insurance Company, an Arizona corporation doing business as Educaid (the "Company"), and a wholly owned subsidiary of The Money Store Inc., a New Jersey corporation ("The Money Store"), has formed a trust known as [Trust 199_-_] (the "Trust") under the laws of _____________ and the Company proposes to cause the Trust to sell to Smith Barney Inc. (the "Underwriter"), pursuant to the terms of this Underwriting Agreement, up to $____________ of Asset Backed Notes (the "Notes") in various series, and, within each series, in various classes, in one or more offerings on terms to be determined at the time of sale. __________, a _________ bank and trust company, will act as eligible lender trustee (the "Eligible Lender Trustee") of the Trust. The Notes will be issued under an indenture (the "Master Indenture") between the Trust and __________, as indenture trustee ("Indenture Trustee"), which will be supplemented with respect to each series of Notes by an indenture supplement (each, an "Indenture Supplement" and collectively with the Master Indenture, the "Indenture"). Upon issuance, each series of Notes will be secured by, among other things, Financed Student Loans (as defined in the Sale and Servicing Agreement referred to below) pledged to the Indenture Trustee and described in the Prospectus (as defined in Section 3 below). This Agreement, the Sale and Servicing Agreement, the Indenture and the Indemnification Agreement dated _________, 199_, among AMBAC Indemnity Corporation, The Money Store and the Underwriter shall collectively hereinafter be referred to as the "Basic Documents." Capitalized terms used herein without definition shall have the meanings ascribed to them in the Sale and Servicing Agreement dated as of ______, 199_ (as amended from time to time, the "Sale and Servicing Agreement") among the Trust, the Company, the Eligible Lender Trustee and The Money Store or the Prospectus.

     The Trust proposes, upon the terms and conditions set forth herein, to sell to the Underwriter on the Initial Closing Date (as hereinafter defined) $__________ aggregate principal amount of the Notes.

     Whenever the Company determines to cause the Trust to issue and sell a series of Notes (including on the Initial Closing Date), it proposes, upon the terms and conditions set forth herein, to cause the Trust to enter into an agreement (each, a "Terms Agreement") providing for the sale of such Notes to the Underwriter. The Terms Agreement relating to each sale of Notes shall specify, among other matters, the principal amount of Notes to be sold, the series and class designations, the interest rate for each such class and, if variable, the initial interest rate and the interest rate adjustment dates, any terms not otherwise specified in the Master Indenture, the price at which the Notes are to be purchased by the Underwriter or the method by which the price at which the Notes are to be purchased will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication among the Underwriter, the Company, the Trust and The Money Store.

     The Company, the Trust and The Money Store wish to confirm as follows this agreement with the Underwriter in connection with the purchase and resale of the Notes.

     1. Agreements to Sell, Purchase and Resell. (a) The Trust hereby agrees, subject to all the terms and conditions set forth herein and in the related Terms Agreement, to sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company and The Money Store herein contained and subject to all the terms and conditions set forth herein and in the related Terms Agreement, the Underwriter agrees to purchase from the Trust such principal amount of each series and class of Notes at such respective purchase prices as may be described in the Terms Agreement with respect thereto executed by the Company, the Trust, The Money Store and the Underwriter pursuant to the terms hereof.

     (b) It is understood that the Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

     2. Delivery of the Notes and Payment Therefor. Delivery to the Underwriter of and payment for any series of Notes to be sold pursuant to the initial Terms Agreement shall be made at the office of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York, NY 10003, at 10:00 A.M., New York City time, on _______, 199_ (the "Initial Closing Date"). The place of such closing and the Initial Closing Date may be varied by agreement among the Underwriter, the Trust and the Company.

     Delivery to the Underwriter of and payment for any additional series of Notes to be purchased by the Underwriter shall be made at the aforementioned office at such time and on such dates (each, a "Subsequent Closing Date"), as shall be specified in the related Terms Agreements. The place of such a closing and a Subsequent Closing Date for such additional series of Notes may be varied by agreement between the Underwriter, the Trust and the Company.

     The Notes will be delivered to the Underwriter against payment of the purchase price therefor to the Trust in Federal Funds, by wire, or such other form of payment as to which the parties may agree. Each Class of Notes will be evidenced by a single global security in definitive form and/or by additional definitive securities, and will be registered, in the case of the global Classes of Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriter shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date or any Subsequent Closing Date, as the case may be. The Notes to be delivered to the Underwriter shall be made available to the Underwriter in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Initial Closing Date or a Subsequent Closing Date, as the case may be.


     3. Representations and Warranties of the Company and The Money Store. The Company and The Money Store represent and warrant to the Underwriter that:

     (a) A registration statement on Form S-3 (No. 33- _______), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, are respectively referred to herein as the "Registration Statement" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

     (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and each Terms Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriters specifically for use therein.

     (c) The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

     (d) As of each Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Company or its affiliates for the consummation of the transactions contemplated by this Agreement and each Terms Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

     (e) The Master Indenture and the Indenture Supplement relating to the Notes to be sold on the initial Closing Date (the "Initial Indenture Supplement") have been and each additional Indenture Supplement will be duly and validly authorized by the Trust and, upon their execution and delivery by the Trust and assuming due authorization, execution and delivery by the Trustee, will be valid and binding agreements of the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus.

     (f) The Notes have been duly authorized by the Trust and the Notes to be issued on the Initial Closing Date, when executed by the Trust and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

     (g) Each of the Company and The Money Store is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and the State of New Jersey, respectively, with full corporate power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or The Money Store, respectively.

     (h) The Trust is a business trust duly formed and validly existing under the laws of the Commonwealth of Pennsylvania with full power and authority to own and pledge its assets and to issue the Notes as described in the Prospectus.

     (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company or The Money Store, threatened, against the Company, The Money Store or the Trust, or to which the Company, The Money Store, the Trust or any of their respective properties is subject, that are not disclosed in the Prospectus or that will not be disclosed in any subsequent amendment or supplement to the Prospectus and which, if adversely decided, are reasonably likely to materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

     (j) Neither the offer, sale or delivery of the Notes by the Trust nor the execution, delivery or performance of this Agreement and the Terms Agreements by the Company, the Trust and The Money Store nor the consummation by the Company, the Trust and The Money Store of the transactions contemplated hereby or thereby
(i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Initial Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of the Company, the Trust or The Money Store or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company, the Trust or The Money Store is a party or by which the Company, the Trust or The Money Store or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Trust or The Money Store or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust or The Money Store pursuant to the terms of any agreement or instrument to which any is a party or by which any may be bound or to which any of their respective properties is subject other than as contemplated by the Basic Documents.

     (k) The Company, the Trust and The Money Store each have all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each Terms Agreement; the execution and delivery of, and the performance by each of the Company, the Trust and The Money Store of its respective obligations under, this Agreement have been duly and validly authorized by the Company, the Trust and The Money Store, respectively, (and the execution, delivery of, and the performance by each of the Company, the Trust and The Money Store of its respective obligations under, each Terms Agreement will be duly and validly authorized by the Company, the Trust and The Money Store, respectively) and this Agreement has been and each Terms Agreement will be, duly executed and delivered by each of them and constitutes or in the case of each Terms Agreement, will constitute, the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

     (l) The Company has, and has no reason to believe that any facts exist which would result in the revocation or termination of, such permits, licenses, agreements, and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to originate hold and otherwise deal in Financed Student Loans, except to the extent that the failure to have such Permits would not have a material adverse effect on the ability of the Company to provide Financed Student Loans to the Trust to support additional series of Notes as contemplated hereby.

     (m) Neither the Trust nor the Company is subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

     (n) The representations and warranties made by (i) the Trust in the Indenture and made in any officer's certificate of the Eligible Lender Trustee delivered pursuant to the Indenture and (ii) the Company and The Money Store in the Sale and Servicing Agreement and made in any Officer's Certificate of the Company or The Money Store will be true and correct at the time made and on and as of the applicable Closing Date.

     4. Agreements of the Company and The Money Store. The Company and The Money Store agree with the Underwriter as follows:

     (a) In connection with the execution of each Terms Agreement, the Company will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriter, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Notes, and the Company will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter, or if the Underwriter shall have reasonably objected thereto promptly after receipt thereof; the Company will immediately advise the Underwriter or the Underwriter's counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky Law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

     (b) If, at any time when a Prospectus relating to a series of Notes is required to be delivered under the Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will prepare and file with the SEC, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

     (c) The Company will immediately inform the Underwriter (i) of the receipt by the Company or the Trust of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which either the Company or the Trust is a party relating to the offering or sale of the Notes.

     (d) The Company will furnish to the Underwriter, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriter may reasonably request.

     (e) No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriter shall not previously have been advised or to which it shall reasonably object after being so advised.

     (f) The Company will cooperate with the Underwriter and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and will file or cause the Trust to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall either the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

     (g) The Company and the Trust consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriter and by dealers, of the Prospectus furnished by the Company.

     (h) To the extent, if any, that the rating or ratings provided with respect to a series of Notes by the rating agency or agencies that initially rate a series of Notes is conditional upon the furnishing of documents or the taking of any other actions by the Company or the Trust, the Company shall cause to be furnished such documents and such other actions to be taken.

     (i) So long as any of the Notes are outstanding, the Company or the Trust will furnish to the Underwriter (i) as soon as available, a copy of each document relating to the Trust or the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning the Company, The Money Store or the Trust as the Underwriter may request from time to time.

     (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriter terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company, the Trust or The Money Store to comply with the terms or fulfill any of the conditions of this Agreement, the Company and The Money Store agree jointly and severally to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company or The Money Store for loss of profits or otherwise. In the event any such termination occurs after the Initial Closing Date, the out-of-pocket expenses shall relate only to those incurred in connection with the series of Notes then contemplated to be issued and purchased by the Underwriter.

     (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

     (l) Except as stated in this Agreement and in the Prospectus, neither the Company, the Trust nor The Money Store has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

     5. Indemnification and Contribution. (a) The Company and The Money Store jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the series of Notes covered thereby by the Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus relating to such series of Notes and the Underwriter sold Notes of such series to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter. The foregoing indemnity agreement shall be in addition to any liability which the Company or The Money Store may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company or The Money Store, the Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriter, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) The Underwriter agrees to indemnify and hold harmless the Company, The Money Store and their respective directors and officers, and any person who controls the Company or The Money Store within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and The Money Store to the Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus. If any action, suit or proceeding shall be brought against the Company or The Money Store, any of their respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company and The Money Store by paragraph
(b) above (except that if the Company or The Money Store shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company and The Money Store, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

     (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and The Money Store on the one hand and the Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and The Money Store on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and The Money Store on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Company and The Money Store on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or The Money Store on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, the Underwriter shall not be required to contribute any amount in excess of the amount received by the Underwriter over the price paid by the Underwriter for the Notes purchased by it and distributed to the public less the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company, The Money Store and the Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, the Company or The Money Store or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, the Company or The Money Store or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

     6. Conditions of the Underwriter's Obligations. The obligations of the Underwriter to purchase the Notes hereunder are subject to the following conditions:

     A. With respect to the Notes to be purchased on the Initial Closing Date:

     (a) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, The Money Store or the Surety Provider not contemplated by the Registration Statement, which in the opinion of the Underwriter, would materially adversely affect the market for the Notes, or
(ii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriter, materially adversely affect the market for the Notes.

     (c) The Underwriter shall have received on the Initial Closing Date opinions of Squire, Sanders & Dempsey, special Arizona counsel for the Company, and Kutak, Rock, special counsel for the Company, dated the Initial Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

     (d) The Underwriter shall have received on the Initial Closing Date an opinion of Eric R. Elwin, Esq., General Counsel of the Company and The Money Store, dated the Initial Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

     (e) The Underwriter shall have received on the Initial Closing Date an opinion of Rhoads & Sinon, Esqs., counsel for the Eligible Lender Trustee, dated the Initial Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

     (f) The Underwriter shall have received on the Initial Closing Date an opinion of counsel for AMBAC Indemnity Corporation (the "Surety Provider"), dated the Initial Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

     (g) The Underwriter shall have received on the Initial Closing Date an opinion of White & Case, Esqs., counsel for the Indenture Trustee, dated the Initial Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

     (h) The Underwriter shall have received on the Closing Date an opinion or opinions of Stroock & Stroock & Lavan, counsel for the Underwriter, dated the Initial Closing Date, and addressed to the Underwriter, in form and scope satisfactory to the Underwriter.

     (i) The Underwriter shall have received on the Initial Closing Date from KPMG Peat Marwick L.L.P. a letter dated the Initial Closing Date, and in form and substance satisfactory to the Underwriter, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

     (j) (i) There shall not have been, since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or of The Money Store, and (ii) all the representations and warranties of the Company and The Money Store contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Initial Closing Date as if made on and as of the Initial Closing Date and the Underwriter shall have received a certificate, dated the Initial Closing Date and signed by an executive officer of the Company and The Money Store, to the effect set forth in this Section 6(j) and in Section 6(k) hereof.

     (k) Neither the Company nor The Money Store shall have failed at or prior to the Initial Closing Date to have performed or complied with any of its respective agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Initial Closing Date.

     (l) The Underwriter shall have received by instrument dated the Initial Closing Date (at the option of the Underwriter), in lieu of or in addition to the opinions referred to in clauses (c) through (h) of this Section (6), the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents or to Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("Standard & Poor's").

     (m) Moody's and Standard & Poor's shall have rated each class of Notes "Aaa" and "AAA", respectively, and there shall not have been any announcement by Moody's or Standard & Poor's that (i) it is downgrading any of its ratings assigned to any class of Notes or (ii) it is reviewing its ratings assigned to any class of Notes with a view to possible downgrading, or with negative implications, or direction not determined.

     (n) The Surety Provider shall have provided (i) a Note Surety Bond relating to the Initial Series of Notes, (ii) a certificate dated the Initial Closing Date and signed by an executive officer of the Surety Provider with respect to the accuracy of the information relating to the Surety Provider contained in the Prospectus and (iii) a letter addressed to the Underwriter and dated the date hereof from KPMG Peat Marwick, independent certified public accountants, consenting to the inclusion of its report on the financial statements of the Surety Provider in the Prospectus.

     (p) Deposits required by the Sale and Servicing Agreement into the Pre-Funding Account, Capitalized Pre-Funding Account and Capitalized Interest Account shall have been made.

     (q) The Company shall have furnished or caused to be furnished to the Underwriter an executed copy of each of the Basic Documents and such further certificates and documents as the Underwriter shall have requested.


     B. With respect to each series of Notes to be purchased on a Subsequent Closing Date:

     The obligations of the Underwriter to purchase each additional series of Notes hereunder are subject to the satisfaction on and as of any Subsequent Closing Date of the conditions set forth under clause (A) of this Section 6, except that references to the Initial Closing Date and the Prospectus shall be to the applicable Subsequent Closing Date and the applicable Prospectus. The Note Surety Bond, opinions and letters referred to therein shall be dated the applicable Subsequent Closing Date and shall be revised to reflect the applicable Subsequent Closing Date, the applicable Prospectus and the applicable additional series of Notes and the deposits to Accounts referred to in clause
(p) shall be to such deposits as may be required by the applicable Supplemental Sale and Servicing Agreement.

     All such opinions, certificates, letters and other documents referred in clauses (A) and (B) will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     Any certificate or document signed by any officer of the Company or The Money Store and delivered to the Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company or The Money Store, respectively, to the Underwriter as to the statements made therein.

     7. Expenses. The Company and The Money Store agree to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by them and the Trust of their respective obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, each Prospectus and each amendment or supplement to any of them, this Agreement, each Terms Agreement and each other Basic Document;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the fees and disbursements of (A) the Company's counsel, (B) the Underwriter's counsel (provided, however, that the Underwriter shall be responsible for 50% of such fees and disbursements),
(C) the Indenture Trustee and its counsel, (D) the Surety Provider and its counsel and accountants, (E) the Eligible Lender Trustee and its counsel, (F) the Depository Trust Company in connection with the book-entry registration of the Notes and (G) KPMG Peat Marwick, L.L.P., accountants for the Company and issuer of the Comfort Letter; and (viii) the fees charged by Moody's and Standard & Poor's for rating the Notes.

     8. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company or The Money Store, by notifying the Underwriter, or by the Underwriter, by notifying the Company.

     Any notice under this Section 8 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, without liability on the part of the Underwriter to the Company, the Trust or The Money Store, by notice to the Company, the Trust and The Money Store, if prior to the Initial Closing Date or any Subsequent Closing Date (but then only as to series of Notes not yet purchased by the Underwriter), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriter, (iv) legislation shall be enacted by the Congress of the United States or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or an officially published ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in our opinion materially affects the market price of the Notes, or (v) legislation shall be enacted by the Commonwealth of Pennsylvania, or a decision by a court of competent jurisdiction of the Commonwealth of Pennsylvania or any administrative tribunal of the Commonwealth of Pennsylvania or other governmental agency or department thereof shall be rendered with respect to taxation by the Commonwealth of Pennsylvania or any of its political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the tax consequences under Commonwealth of Pennsylvania tax law of interest on securities of the general character of the Notes in the hands of the holders thereof, which in our opinion materially affects the market price of the Notes. Notice of such termination may be given to the Company, the Trust and The Money Store, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     10. Information Furnished by the Underwriter. The statements set forth under the heading "Plan of Distribution" in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3(b) and 5 hereof. Additional such information may be provided in connection with the purchase of additional series of Notes by the Underwriter for inclusion in any Prospectus Supplement and, if so, will be identified in the applicable Terms Agreement.

     11. Miscellaneous. Except as otherwise provided in Sections 4, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or The Money Store, at 3301 C Street, Suite 700-A, Sacramento, California 95816, Attention: President and at 2840 Morris Avenue, Union, New Jersey 07083, Attention: Chief Financial Officer,
(ii) if to the Trust, at the office of the Eligible Lender Trustee, ____________, Attention: Corporate Trust Services and (iii) if to the Underwriter, to Smith Barney Inc., 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Manager, Securitization Group.

     This Agreement has been and is made solely for the benefit of the Underwriter, the Company, the Trust, The Money Store, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Notes in his status as such purchaser.

     12. Applicable Law; Counterparts. This Agreement, and each Terms Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

     This Agreement, and each Terms Agreement, may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement and each Terms Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust, The Money Store and the Underwriter.


                                        Very truly yours,

ATTEST                                  [TRUST 199_-_]

__________________________              By: __________________
Name:                                                   , as Eligible Lender
Title: Assistant Secretary                               Trustee

                                        By: _____________________________
                                        Name:
                                        Title: Senior Vice President

                                        TRANS-WORLD INSURANCE COMPANY


                                        By: _____________________________
                                        Name: Morton Dear
                                        Title: Executive Vice President

                                        THE MONEY STORE INC.


                                        By: _____________________________
                                        Name: Morton Dear
                                        Title: Executive Vice President


Confirmed as of the date first above mentioned.

SMITH BARNEY INC.


By_________________________________
  Name:
  Title:

                                                                   Exhibit A

                          TRANS-WORLD INSURANCE COMPANY

                         Auction Rate Asset Backed Notes

                                 TERMS AGREEMENT



                                                            Dated ______, 199_


To:  TRANS-WORLD INSURANCE COMPANY

Re:  Underwriting Agreement dated ______, 199_

Issuer:  [Trust 199_-_]

Series Designation:

TERMS OF THE NOTES:

                       Final                                     Original
                       Maturity     Principal       Interest     Price to
CLASS                    DATE        AMOUNT           RATE       UNDERWRITER(1)



---------

(1) Plus accrued interest, if any, at the applicable rate from _______________.

COLLATERAL:            The Student Loans to be included in the Collateral are
                       as described in Schedule A to the [Supplemental] Sale and Servicing Agreement.

CREDIT SUPPORT:  Note Surety Bond issued by AMBAC Indemnity
Corporation.

INITIAL NOTE DISTRIBUTION DATES:

NOTE RATING:               "AAA" by Standard and Poor's Corporation and "Aaa" by
                           Moody's Investors Service, Inc.

FORM OF NOTES:  [Book entry] [definitive]

CLOSING DATE:

Information Provided by the Underwriter in the Prospectus Supplement:

Additional Terms, if any, Not in Master Indenture:

SMITH BARNEY INC.


By:_____________________________
   Name:
   Title:


TRANS-WORLD INSURANCE COMPANY


By:_____________________________
   Name:  Morton Dear
   Title: Executive Vice President

[TRUST199_-_]                                       ATTEST

By: __________, as Eligible Lender
         Trustee

By: _____________________________                   By:_________________________
    Name:                                           Name:
    Title: Senior Vice President                    Title: Assistant Secretary


THE MONEY STORE INC.


By: _____________________________
    Name:
    Title: